CUSTODIAN SERVICES AGREEMENT

      THIS AGREEMENT is made as of November 20, 2006 by and between PFPC TRUST COMPANY, a limited purpose trust company incorporated under the laws of Delaware ("PFPC Trust"), and E*Trade Funds, a Delaware statutory trust (the "Fund").

                              W I T N E S S E T H:

      WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

      WHEREAS, PFPC Trust represents that it has the qualifications prescribed in Section 17(f)(1)(A) of the 1940 Act for custodians of management investment companies registered under the 1940 Act; and

      WHEREAS, the Fund wishes to retain PFPC Trust to provide custodian services, and PFPC Trust wishes to furnish custodian services, either directly or through an affiliate or affiliates, as more fully described herein.

      NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.    DEFINITIONS. As used in this Agreement:

      (a)   "1933 ACT" means the Securities Act of 1933, as amended.

      (b)   "1934 ACT" means the Securities Exchange Act of 1934, as amended.

      (c) "AUTHORIZED PERSON" means any officer of the Fund and any other person authorized by the Fund to give Oral or Written Instructions on behalf of the Fund. An Authorized Person's scope of authority may be limited by setting forth such limitation in a written document signed by both parties hereto.

      (d) "BOOK-ENTRY SYSTEM" means the Federal Reserve Treasury book-entry system for United States and federal agency securities, its successor or successors, and its nominee or nominees and any book-entry system registered with the SEC under the 1934 Act.

      (e) "CHANGE OF CONTROL" means a change in ownership or control (not including transactions between wholly-owned direct or indirect subsidiaries of a common parent) of 25% or more of the beneficial ownership of the shares of common stock or shares of beneficial interest of an entity or its parent(s).

      (f) "ORAL INSTRUCTIONS" mean oral instructions received by PFPC Trust from an Authorized Person or from a person reasonably believed by PFPC Trust in good faith to be an Authorized Person. PFPC Trust may consider and rely upon instructions it receives from an Authorized Person via electronic mail as Oral Instructions.

      (g) "PFPC TRUST" means PFPC Trust Company or a subsidiary or affiliate of PFPC Trust Company.

      (h)   "SEC" means the Securities and Exchange Commission.

      (i)   "SECURITIES LAWS" mean the 1933 Act, the 1934 Act and the 1940 Act.

      (j) "SHARES" mean the shares of beneficial interest of any series or class of the Fund.

      (k)   "PROPERTY" means:

            (i) any and all securities and other investment items which the Fund may from time to time deposit, or cause to be deposited, with PFPC Trust or which PFPC Trust may from time to time hold for the Fund;

            (ii) all income in respect of any of such securities or other investment items;


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

            (iii) all  proceeds  of  the  sale  of  any of  such  securities  or investment items; and

            (iv) all proceeds of the sale of securities issued by the Fund, which are received by PFPC Trust from time to time, from or on behalf of the Fund.

      (l) "WRITTEN INSTRUCTIONS" means (i) written instructions signed by an Authorized Person (or a person reasonably believed by PFPC Trust in good faith to be an Authorized Person) and received by PFPC Trust or
            (ii) trade instructions transmitted (and received by PFPC Trust) by means of an electronic transaction reporting system access to which requires the use of a password or other authorized identifier. The instructions may be delivered electronically (with respect to sub-item (ii) above) or by hand, mail or facsimile sending device.

2. APPOINTMENT. The Fund hereby appoints PFPC Trust to provide custodian services to the Fund as set forth herein, on behalf of each of its investment portfolios (each, a "Portfolio"), and PFPC Trust accepts such appointment and agrees to furnish such services.

3.    COMPLIANCE WITH LAWS.

      PFPC Trust undertakes to comply with all applicable requirements of the Securities Laws and any applicable laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PFPC Trust hereunder. PFPC Trust assumes no responsibility for any compliance by the Fund or any other entity.

4.    INSTRUCTIONS.

      (a) Unless otherwise provided in this Agreement, PFPC Trust shall act only upon Oral Instructions or Written Instructions.

      (b) PFPC Trust shall be entitled to rely upon any Oral Instruction or Written


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

            Instruction it receives pursuant to this Agreement. PFPC Trust may assume that any Oral Instructions or Written Instructions received hereunder are not in any way inconsistent with the provisions of organizational documents of the Fund or this Agreement or of any vote, resolution or proceeding of the Fund's Board of Trustees or of the Fund's shareholders, unless and until PFPC Trust receives Written Instructions to the contrary.

      (c) The Fund agrees to forward to PFPC Trust Written Instructions confirming Oral Instructions (except where such Oral Instructions are given by PFPC Trust or its affiliates) so that PFPC Trust receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PFPC Trust or differ from the Oral Instructions shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions or PFPC Trust's ability to rely upon such Oral Instructions.

5.    RIGHT TO RECEIVE ADVICE.

      (a) ADVICE OF THE FUND. If PFPC Trust is in doubt as to any action it should or should not take, PFPC Trust may request directions or advice, including Oral Instructions or Written Instructions, from any Authorized Person.

      (b) ADVICE OF COUNSEL. If PFPC Trust shall be in doubt as to any question of law pertaining to any action it should or should not take, PFPC Trust may request advice at its own cost from counsel of its own choosing (who may be counsel for the Fund, the Fund's investment adviser or PFPC Trust, at the option of PFPC Trust).


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

      (c) CONFLICTING ADVICE. In the event of a conflict between directions or advice or Oral Instructions or Written Instructions PFPC Trust receives from any Authorized Person, and the advice it receives from counsel, if it involves an issue of compliance with law or legal requirements, PFPC Trust shall be entitled to rely upon and follow the advice of counsel but only after it has discussed the matter with the Fund and the Fund's counsel and the conflict is not resolved. In the event PFPC Trust so relies on the advice of counsel, PFPC Trust remains liable for any action or omission on the part of PFPC Trust which constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by PFPC Trust of any duties, obligations or responsibilities set forth in this Agreement.

      (d) PROTECTION OF PFPC TRUST. PFPC Trust shall be indemnified by the Fund and without liability for any action PFPC Trust takes or does not take without bad faith and in reliance upon directions or advice or Oral Instructions or Written Instructions PFPC Trust receives from or on behalf of the Fund or from counsel and which PFPC Trust reasonably believes, in good faith, to be consistent with those directions or advice or Oral Instructions or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon PFPC Trust (i) to seek such directions or advice or Oral Instructions or Written Instructions, or (ii) to act in accordance with such directions or advice or Oral Instructions or Written Instructions.

6. RECORDS; VISITS. The books and records pertaining to the Fund and any Portfolio, which are in the possession or under the control of PFPC Trust, shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940


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

      Act and other applicable Securities Laws, rules and regulations. The Fund and Authorized Persons and the staff of any regulatory agency having authority over the Fund shall have access to such books and records at all times during PFPC Trust's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by PFPC Trust to the Fund or to an Authorized Person, at the Fund's expense. Upon reasonable notice by the Fund, PFPC Trust shall make available during regular business hours its facilities and premises employed in connection with its performance of this Agreement for reasonable visits by the Fund, any agent or person designated by the Fund or any regulatory agency having authority over the Fund. PFPC Trust shall provide to the Fund any report on Controls Placed in Operation and Tests of Operating Effectiveness which PFPC Trust receives from PFPC Trust's independent accountants in accordance with U.S. Statement of Auditing Standards No. 70 ("SAS 70 Report") promptly after PFPC Trust receives the SAS 70 Report from its independent accountants, regardless of whether the Fund is covered by such SAS 70 Report, provided the primary scope of such SAS 70 Report is PFPC Trust's custody business.

7.    CONFIDENTIALITY.

      (a) Each party shall keep confidential any information relating to the other party's business which information relates to the provision of the services provided under this Agreement. Confidential information shall include the following to the extent that it relates to the provisions of the services provided under this Agreement: (a) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finances, operations, customer relationships, customer


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

            profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Fund or PFPC Trust or their respective subsidiaries and affiliated companies; (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Fund or PFPC Trust a competitive advantage over its competitors; (c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, and trade secrets, whether or not patentable or copyrightable; and (d) anything designated as confidential. Notwithstanding the foregoing, information shall not be confidential information and shall not be subject to the forgoing confidentiality obligations if: (a) it is already known to the receiving party at the time it is obtained; (b) it is or becomes publicly known or available through no wrongful act of the receiving party; (c) it is rightfully received from a third party who, to the best of the receiving party's knowledge, is not under a duty of confidentiality;
            (d) it is released by the protected party to a third party without restriction; (e) it is requested or required to be disclosed by the receiving party pursuant to a court order, subpoena, governmental or regulatory agency request or law (provided the receiving party will provide the other party written notice of the same, to the extent such notice is permitted); (f) release of such information by PFPC Trust is necessary in connection with the provision of services under this Agreement; (g) it is Fund information provided by PFPC Trust in connection with an independent third party compliance or other review; (h) it is


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

            relevant to the defense of any claim or cause of action asserted against the receiving party; or (i) it has been or is independently developed or obtained by the receiving party.

      (b) PFPC Trust hereto acknowledges and agrees that it will comply with the sections of Regulation S-P (17 CFR Part 248) applicable to its duties hereunder, including, but not limited to, the reuse and re-disclosure provisions and the disposal of consumer report information provisions. PFPC Trust shall not disclose the non-public personal information of investors in the Fund obtained under this Agreement, except as necessary to carry out the services set forth in this Agreement or as otherwise permitted by law or regulation.

      (c) The provisions of this Section 7 shall survive termination of this Agreement for a period of three (3) years after such termination.

8. COOPERATION WITH ACCOUNTANTS. PFPC Trust shall cooperate with the Fund's independent registered public accounting firm and shall take all reasonable actions in the performance of its obligations under this Agreement to ensure that the necessary information (to the extent maintained by PFPC Trust) is made available to such firm for the expression of its opinion with respect to the Portfolios' annual financial statements, as reasonably required by the Fund.

9. PFPC SYSTEM. PFPC Trust shall retain title to and ownership of any and all data bases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights ("Intellectual Property") owned by PFPC Trust or licensed from third parties by PFPC Trust and used


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

      by PFPC Trust in connection with the services provided by PFPC Trust to the Fund ("PFPC Trust Intellectual Property"). Nothing herein shall be interpreted or construed to grant to the Fund any title or ownership of PFPC Trust Intellectual Property. Nothing contained herein shall be interpreted to confer upon or grant to PFPC Trust any right, title or interest in any Intellectual Property belonging to or licensed solely by the Fund.

10. DISASTER RECOVERY. PFPC Trust shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, PFPC Trust shall, at no additional expense to the Fund or the Fund's investment adviser, make reasonable efforts to minimize service interruptions. PFPC Trust shall have no liability with respect to the loss of data or service interruptions caused by equipment failure provided such loss or interruption is not caused by PFPC Trust's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties or obligations under this Agreement.

11.   COMPENSATION.

      (a) As compensation for custody services rendered by PFPC Trust during the term of this Agreement, the Fund, on behalf of each of the Portfolios, will pay to PFPC Trust a fee or fees as may be agreed to in writing from time to time by the Fund and PFPC Trust. The Fund acknowledges that PFPC Trust may receive float benefits in connection with maintaining certain accounts required to provide services under this Agreement.

      (b)   The  undersigned  hereby  represents and warrants to PFPC Trust that
            (i) the terms of this Agreement, (ii) the fees and expenses associated with this Agreement, and


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

            (iii) any benefits accruing to PFPC Trust or to the adviser or sponsor to the Fund in connection with this Agreement, including but not limited to any fee waivers, conversion cost reimbursements, up front payments, signing payments or periodic payments made or to be made by PFPC Trust to such adviser or sponsor or any affiliate of the Fund relating to this Agreement have been fully disclosed to the Board of Trustees of the Fund and that, if required by applicable law, such Board of Trustees has approved or will approve the terms of this Agreement, any such fees and expenses, and any such benefits.

12.   INDEMNIFICATION.

      (a) Subject to subsection (c) of this Section 12, the Fund (on behalf of each Portfolio) agrees to indemnify, defend and hold harmless PFPC Trust and its affiliates, including their respective officers, directors, agents and employees, from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, reasonable attorneys' fees and disbursements) arising directly or indirectly from any action or omission to act which PFPC Trust takes in connection with the provision of services to the Fund. Neither PFPC Trust, nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) arising out of PFPC Trust's or its affiliates' own willful misfeasance, bad faith, gross negligence or reckless disregard in the performance of PFPC Trust's activities under this Agreement.

      (b) PFPC Trust agrees to indemnify, defend and hold harmless the Fund only from those taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, reasonable attorneys' fees and disbursements) resulting from


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

            PFPC Trust's failure to perform its duties under this Agreement and only to the extent such taxes, charges, expenses, assessments, claims and liabilities are the result of PFPC Trust's willful misfeasance, bad faith, gross negligence or reckless disregard of its duties under this Agreement. Any obligation of PFPC Trust to indemnify, defend or hold harmless the Fund is subject to the provisions of this Agreement limiting PFPC Trust's responsibility to the Fund.

      (c) The Trustees and shareholders of the Fund, or any Portfolio thereof, shall not be liable for any obligations of the Fund, or any such Portfolio, under this Agreement, and PFPC Trust agrees that in asserting any rights or claims under this Agreement against a Portfolio, it shall look only to the assets and property of the particular Portfolio in settlement of such rights or claims and not to such members of the Board of Trustees or shareholders. PFPC Trust further agrees that in asserting any rights or claims under this Agreement against a Portfolio it will look only to the assets and property of that Portfolio and will not seek to obtain settlement of any such rights or claims from assets of any other Portfolio of the Fund. Notwithstanding the foregoing, in asserting any rights or claims under this Agreement, PFPC Trust shall not be prevented from looking to the assets and property of the Fund sponsor or any other appropriate party(ies) in settlement of such rights or claims.

      (d)   Upon  the   assertion  of  a  claim  for  which  a  party  may  seek
            indemnification  under  this  Agreement,   the  party  seeking  such
            indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. Notwithstanding the foregoing, a delay


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

            in notice shall not relieve an indemnifying party of any liability to an indemnified party, except to the extent the indemnifying party shows that the delay prejudiced the defense of the claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of the claim. No party shall confess any claim or make any compromise in any case in which it is seeking or may seek indemnification under this Agreement, except with the prior written consent of the other party against which it is seeking or may seek such indemnification.

      (e) The provisions of this Section 12 shall survive termination of this Agreement.

13.   RESPONSIBILITY OF PFPC TRUST.

      (a) PFPC Trust shall be under no duty to take any action hereunder on behalf of the Fund or any Portfolio except as specifically set forth herein or as may be specifically agreed to by PFPC Trust and the Fund in a written amendment hereto. PFPC Trust shall be obligated to exercise care and diligence in the performance of its duties hereunder and to act in good faith in performing services provided for under this Agreement. PFPC Trust shall be liable only for any damages arising out of PFPC Trust's failure to perform its duties under this Agreement to the extent such damages arise out of PFPC Trust's willful misfeasance, bad faith, gross negligence or reckless disregard of its duties under this Agreement.

      (b) Notwithstanding anything in this Agreement to the contrary, (i) PFPC Trust shall not be liable for losses, delays, failure, errors, interruption or loss of data occurring directly or indirectly by reason of circumstances beyond its reasonable control, including without limitation acts of God; action or inaction of civil or


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

            military authority; public enemy; war; terrorism; riot; fire; flood; sabotage; epidemics; labor disputes; civil commotion; interruption, loss or malfunction of utilities, transportation, computer or communications capabilities; insurrection; elements of nature; or non-performance by a third party caused by any of the foregoing; provided that PFPC Trust shall use reasonable efforts to minimize the impact of any of the foregoing on its ability to perform its obligations hereunder; and (ii) PFPC Trust shall not be under any duty or obligation to inquire into and shall not be liable for the validity or invalidity, authority or lack thereof, or truthfulness or accuracy or lack thereof, of any instruction, direction, notice, instrument or other information which PFPC Trust reasonably believes in good faith to be genuine.

      (c) Notwithstanding anything in this Agreement to the contrary, (i) neither PFPC Trust nor its affiliates shall be liable for any consequential, special or indirect losses or damages, whether or not the likelihood of such losses or damages was known by PFPC Trust or its affiliates and (ii) PFPC Trust's cumulative liability to the Fund for all losses, claims, suits, controversies, breaches or damages for any cause whatsoever (including but not limited to those arising out of or related to this Agreement) and regardless of the form of action or legal theory shall not exceed the greater of $500,000 or the fees received by PFPC Trust for services provided hereunder during the twelve (12) months immediately prior to the date of such loss or damage.

      (d) No party may assert a cause of action against PFPC Trust or any of its affiliates that allegedly occurred more than twelve (12) months immediately prior to the


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

            filing of the suit (or, if applicable, commencement of arbitration proceedings) alleging such cause of action.

      (e) Each party shall have a duty to mitigate damages for which the other party may become responsible.

      (f) Notwithstanding anything in this Agreement to the contrary (other than as specifically provided in Section 14(h)(ii)(B)(4) and Section 14(h)(iii)(A) of this Agreement), the Fund shall be responsible for all filings, tax returns and reports on any transactions undertaken pursuant to this Agreement, or in respect of the Property or any collections undertaken pursuant to this Agreement, which may be requested by any relevant authority. In addition, the Fund shall be responsible for the payment of all taxes and similar items (including without limitation penalties and interest related thereto).

      (g) The provisions of this Section 13 shall survive termination of this Agreement.

      (h) Notwithstanding anything in this Agreement to the contrary, PFPC Trust shall have no liability either for any error or omission of any of its predecessors as servicer on behalf of the Fund or for any failure to discover any such error or omission.

14.   DESCRIPTION OF SERVICES.

      (a) DELIVERY OF THE PROPERTY. The Fund will deliver or arrange for delivery to PFPC Trust, all the Property owned by the Portfolios, including cash received as a result of the distribution of Shares, during the term of this Agreement. PFPC Trust will not be responsible for any assets until actual receipt.

      (b)   RECEIPT AND DISBURSEMENT OF MONEY.  PFPC Trust,  acting upon Written

            Instructions, shall open and maintain a separate account for each separate Portfolio of the Fund (each an "Account") and shall maintain in the Account of a particular Portfolio all cash and other assets received from or for the Fund specifically designated to such Account.

            PFPC Trust shall make cash payments from or for the Account of a Portfolio only for:

            (i) purchases of securities in the name of a Portfolio, PFPC Trust, PFPC Trust's nominee or a sub-custodian or nominee thereof as provided in sub-section (j) and for which PFPC
                    Trust has received a copy of the broker's or dealer's confirmation or payee's invoice, as appropriate;

            (ii) purchase or redemption of Shares of the Fund delivered to PFPC Trust;

            (iii) payment of, subject to Written Instructions, interest, taxes (provided that tax which PFPC Trust considers is required to be deducted or withheld "at source" will be governed by
                    Section 14(h)(iii)(B) of this Agreement), administration, accounting, distribution, advisory and management fees which are to be borne by a Portfolio;

            (iv) payment to, subject to receipt of Written Instructions, the Fund's transfer agent, as agent for the shareholders, of an amount equal to the amount of dividends and distributions stated in the Written Instructions to be distributed in cash by the transfer agent to shareholders, or, in lieu of paying the Fund's transfer agent, PFPC Trust may arrange for the direct payment of cash dividends and distributions to shareholders in accordance with procedures mutually agreed upon from time to time by and among the Fund, PFPC Trust and the Fund's transfer agent;

            (v) payments, upon receipt of Written Instructions, in connection with the conversion, exchange or surrender of securities owned or subscribed to by the Fund and held by or delivered to PFPC Trust;

            (vi) payments of the amounts of dividends received with respect to securities sold short;

            (vii)   payments to PFPC Trust for its services hereunder;

            (viii) payments to a sub-custodian pursuant to provisions in sub-section (c) of this Section; and

            (ix)    other payments, upon Written Instructions.

      PFPC Trust is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received as custodian for the Accounts.

      (c)   RECEIPT OF SECURITIES; SUBCUSTODIANS.

            (i) PFPC Trust shall hold all securities received by it for the Accounts in a separate account that physically segregates such securities from those of any other persons, firms or corporations, except for securities held in a Book-Entry System or through a sub-custodian or depository. All such securities shall be held or disposed of only upon Written Instructions or otherwise pursuant to the terms of this Agreement. PFPC Trust shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any such securities or investment, except upon the express terms of this Agreement or upon Written Instructions authorizing the transaction. In no case may any member of the Fund's Board of Trustees, or any officer, employee or agent of the Fund withdraw any securities.

                    At PFPC Trust's own expense and for its own convenience, PFPC Trust may enter into sub-custodian agreements with other banks or trust companies to perform duties described in this sub-section (c) with respect to domestic assets. Such bank or trust company shall have aggregate capital, surplus and undivided profits, according to its last published report, of at least one million dollars ($1,000,000), if it is a subsidiary or affiliate of PFPC Trust, or at least twenty million dollars ($20,000,000) if such bank or trust company is not a subsidiary or affiliate of PFPC Trust. In addition, such bank or trust company must be qualified to act as custodian and agree to comply with the relevant provisions of applicable rules and regulations. Any such arrangement will not be entered into without prior written notice to the Fund (or as otherwise provided in the 1940 Act).

                    In addition, PFPC Trust may enter into arrangements with sub-custodians with respect to services regarding foreign assets. Any such arrangement will not be entered into without prior written notice to the Fund (or as otherwise provided in the 1940 Act).

                    Sub-custodians utilized by PFPC Trust may be subsidiaries or affiliates of PFPC Trust; provided that such entities satisfy the requirements of this sub-section (c) and otherwise agree to comply with the relevant provisions of applicable laws, rules and regulations. Such entities will be compensated for their services at such rates as are agreed between the entity and PFPC Trust. PFPC Trust shall remain responsible for the acts and omissions of any sub-custodian chosen by PFPC Trust under the terms of this sub-section (c) to the same extent that PFPC Trust is responsible for its own acts and omissions under this Agreement.

      (d)   TRANSACTIONS   REQUIRING   INSTRUCTIONS.   Upon   receipt   of  Oral
            Instructions or Written Instructions and not otherwise, PFPC Trust shall:

            (i) deliver any securities held for a Portfolio against the receipt of payment for the sale of such securities or otherwise in accordance with standard market practice;

            (ii) execute and deliver to such persons as may be designated in such Oral Instructions or Written Instructions, proxies, consents, authorizations, and any other instruments whereby the authority of a Portfolio as owner of any securities may be exercised;

            (iii) deliver any securities to the issuer thereof, or its agent, when such securities are called, redeemed, retired or otherwise become payable at the option of the holder; provided that, in any such case, the cash or other consideration is to be delivered to PFPC Trust;

            (iv) deliver any securities held for a Portfolio against receipt of other securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, tender offer, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

            (v) deliver any securities held for a Portfolio to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

            (vi) make such transfer or exchanges of the assets of the Portfolios and take such other steps as shall be stated in said Oral Instructions or Written Instructions to be for the purpose of effectuating a duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Fund;

            (vii) release securities belonging to a Portfolio to any bank or trust company for the purpose of a pledge or hypothecation to secure any loan incurred by the Fund on behalf of that Portfolio; provided, however, that securities shall be released only upon payment to PFPC Trust of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made subject to proper prior authorization, further securities may be released for that purpose; and repay such loan upon redelivery to it of the securities pledged or hypothecated therefor and upon surrender of the note or notes evidencing the loan;

            (viii) release and deliver securities owned by a Portfolio in connection with any repurchase agreement entered into by the Fund on behalf of that Portfolio, but only on receipt of payment therefor; and pay out monies of the Fund in connection with such repurchase agreements, but only upon the delivery of the securities;

            (ix) release and deliver or exchange securities owned by the Fund in connection with any conversion of such securities, pursuant to their terms, into other securities;

            (x) release and deliver securities to a broker in connection with the broker's custody of margin collateral relating to futures and options transactions;

            (xi) release and deliver securities owned by the Fund for the purpose of redeeming in kind shares of the Fund upon delivery thereof to PFPC Trust; and

            (xii) release and deliver or exchange securities owned by the Fund for other purposes.

                     PFPC Trust must also receive a certified resolution describing the nature of the corporate purpose and the name and address of the person(s) to whom delivery shall be made when such action is pursuant to sub-paragraph d(xii).

      (e) USE OF BOOK-ENTRY SYSTEM OR OTHER DEPOSITORY. PFPC Trust will deposit in Book-Entry Systems and other depositories all securities belonging to the Portfolios eligible for deposit therein and will utilize Book-Entry Systems and other depositories to the extent possible in connection with settlements of purchases and sales of securities by the Portfolios, and deliveries and returns of securities loaned, subject to repurchase agreements or used as collateral in connection with borrowings. PFPC Trust shall continue to perform such duties until it receives Written Instructions or Oral Instructions authorizing contrary actions. Notwithstanding anything in this Agreement to the contrary, PFPC Trust's use of a Book-Entry System shall comply with the requirements of Rule 17f-4 under the 1940 Act.

      PFPC Trust shall administer a Book-Entry System or other depository as follows:

            (i) With respect to securities of each Portfolio which are maintained in a Book-Entry System or another depository, the records of PFPC Trust shall identify by book-entry or otherwise those securities as belonging to each Portfolio.

            (ii) Assets of each Portfolio deposited in a Book-Entry System or another depository will (to the extent consistent with applicable law and standard practice) at all times be segregated from any assets and cash controlled by PFPC Trust in other than a fiduciary or custodian capacity but may be commingled with other assets held in such capacities.

      (f) REGISTRATION OF SECURITIES. All securities held for a Portfolio which are issued or issuable only in bearer form, except such securities maintained in the Book-Entry System or in another depository, shall be held by PFPC Trust in bearer form; all other securities maintained for a Portfolio may be registered in the name of the Fund on behalf of that Portfolio, PFPC Trust, a Book-Entry System, another depository, a sub-custodian, or any duly appointed nominee of the Fund, PFPC Trust, Book-Entry System, depository or sub-custodian. The Fund reserves the right to instruct PFPC Trust as to the method of registration and safekeeping of the securities of the Fund. The Fund agrees to furnish to PFPC Trust appropriate instruments to enable PFPC Trust to maintain or deliver in proper form for transfer, or to register in the name of its nominee or in the name of the Book-Entry System or in the name of another appropriate entity, any securities which it may maintain for the Accounts. With respect to uncertificated securities which are registered in the name of the Fund or a Portfolio (or a nominee thereof), PFPC Trust will reflect such securities on its records based upon the holdings information provided to it by the issuer of such securities, but notwithstanding anything in this Agreement to the contrary PFPC Trust shall not be obligated to safekeep such securities or to perform other duties with respect to such securities other than to make payment for the purchase of such securities upon receipt of Oral or Written Instructions, accept in sale proceeds received by PFPC Trust upon the sale of such securities of which PFPC Trust is informed pursuant to Oral or Written Instructions, and accept in other distributions received by PFPC Trust with respect to such securities or reflect on its records any reinvested distributions with respect to such securities of which it is informed by the issuer of the securities.

      (g) VOTING AND OTHER ACTION. Neither PFPC Trust nor its nominee shall vote any of the securities held pursuant to this Agreement by or for the account of a Portfolio, except in accordance with Written Instructions. PFPC Trust, directly or through the use of another entity, shall execute in blank and promptly deliver all notices, proxies and proxy soliciting materials received by PFPC Trust as custodian of the Property to the registered holder of such securities. If the registered holder is not the Fund on behalf of a Portfolio, then Written Instructions or Oral Instructions must designate the person who owns such securities.

      (h) TRANSACTIONS NOT REQUIRING INSTRUCTIONS. Notwithstanding anything in this Agreement requiring instructions in order to take a particular action, in the absence of a contrary Written Instruction, PFPC Trust is authorized to take the following actions without the need for instructions:

            (i)   COLLECTION OF INCOME AND OTHER PAYMENTS.

                  (A) collect and receive for the account of each Portfolio, all income, dividends, distributions, coupons, option premiums, other payments and similar items, included or to be included in the Property, and, in addition, promptly advise each Portfolio of such receipt and credit such income to each Portfolio's custodian account;

                  (B) endorse and deposit for collection, in the name of the Fund, checks, drafts, or other orders for the payment of money;

                  (C) receive and hold for the account of each Portfolio all securities received as a distribution on the Portfolio's securities as a result of a stock dividend, share split-up or reorganization, recapitalization, readjustment or other rearrangement or distribution of rights or similar securities issued with respect to any securities belonging to a Portfolio and held by PFPC Trust hereunder;

                  (D) present for payment and collect the amount payable upon all securities which may mature or be called, redeemed, retired or otherwise become payable (on a mandatory basis) on the date such securities become payable; and

                  (E) take any action which may be necessary and proper in connection with the collection and receipt of such income and other payments and the endorsement for collection of checks, drafts, and other negotiable instruments.

            (ii)  MISCELLANEOUS TRANSACTIONS.

                  (A) PFPC Trust is authorized to deliver or cause to be delivered Property against payment or other consideration or written receipt therefor in the following cases:

                        (1) for examination by a broker or dealer selling for the account of a Portfolio in accordance with street delivery custom;

                        (2) for the exchange of interim receipts or temporary securities for definitive securities; and

                        (3) for transfer of securities into the name of the Fund on
                              behalf  of  a   Portfolio   or  PFPC  Trust  or  a
                              sub-custodian or a nominee of one of the foregoing, or for exchange of securities for a different number of bonds, certificates, or other evidence, representing the same aggregate face amount or number of units bearing the same interest rate, maturity date and call provisions, if any; provided that, in any such case, the new securities are to be delivered to PFPC Trust.

                  (B)   PFPC Trust shall:

                        (1) pay all income items held by it which call for payment upon presentation and hold the cash received by it upon such payment for the account of each Portfolio;

                        (2) collect interest and cash dividends received, with notice to the Fund, to the account of each Portfolio;

                        (3) hold for the account of each Portfolio all stock dividends, rights and similar securities issued with respect to any securities held by PFPC Trust; and

                        (4) subject to receipt of such documentation and information as PFPC Trust may request, execute as agent on behalf of the Fund all necessary ownership certificates required by a national governmental taxing authority or under the laws of any U.S. state now or hereafter in effect, inserting the Fund's name, on behalf of a Portfolio, on such certificate as the owner of the securities covered thereby, to the extent it may lawfully do so.

            (iii) OTHER MATTERS.

                  (A) Subject to receipt of such documentation and information as PFPC Trust may request, PFPC Trust will, in such jurisdictions as PFPC Trust may agree from time to time, seek to reclaim or obtain a reduction with respect to any withholdings or other taxes relating to assets maintained hereunder (provided that PFPC Trust will not be liable for failure to obtain any particular relief in a particular jurisdiction); and

                  (B) PFPC Trust is authorized to deduct or withhold any sum in respect of tax which PFPC Trust considers is required to be deducted or withheld "at source" by any relevant law or practice.

      (i)   SEGREGATED ACCOUNTS.

            (i) PFPC Trust shall upon receipt of Written Instructions or Oral Instructions establish and maintain segregated accounts on its records for and on behalf of each Portfolio. Such accounts may be used to transfer cash and securities, including securities in a Book-Entry System or other depository:

                    (A) for the purposes of compliance by the Fund with the procedures required by a securities or option exchange, providing such procedures comply with the 1940 Act and any releases of the SEC relating to the maintenance of segregated accounts by registered investment companies; and

                    (B)   upon  receipt  of  Written  Instructions,   for  other
                          purposes.

            (ii) PFPC Trust shall arrange for the establishment of IRA custodian accounts for such shareholders holding Shares through IRA accounts, in accordance with the Fund's prospectuses, the Internal Revenue Code of 1986, as amended (including regulations promulgated thereunder), and such other procedures as are mutually agreed upon from time to time by and among the Fund, PFPC Trust and the Fund's transfer agent.

      (j)   PURCHASES  OF   SECURITIES.   PFPC  Trust  shall  settle   purchased
            securities upon receipt of Oral Instructions or Written Instructions that specify:

            (i) the name of the issuer and the title of the securities, including CUSIP number if applicable;

            (ii) the number of shares or the principal amount purchased and accrued interest, if any;

            (iii)   the date of purchase and settlement;

            (iv)    the purchase price per unit;

            (v)     the total amount payable upon such purchase;

            (vi)    the Portfolio involved; and

            (vii) the name of the person from whom or the broker through whom the purchase was made. PFPC Trust shall upon receipt of securities purchased by or for a Portfolio (or otherwise in accordance with standard market practice) pay out of the monies held for the account of the Portfolio the total amount payable to the person from whom or the broker through whom the purchase was made, provided that the same conforms to the total amount payable as set forth in such Oral Instructions or Written Instructions.

      (k) SALES OF SECURITIES. PFPC Trust shall settle sold securities upon receipt of Oral

            Instructions or Written Instructions that specify:

            (i) the name of the issuer and the title of the security, including CUSIP number if applicable;

            (ii) the number of shares or principal amount sold, and accrued interest, if any;

            (iii)   the date of trade and settlement;

            (iv)    the sale price per unit;

            (v)     the total amount payable to the Portfolio upon such sale;

            (vi) the name of the broker through whom or the person to whom the sale was made;

            (vii) the location to which the security must be delivered and delivery deadline, if any; and

            (viii)  the Portfolio involved.

      PFPC Trust shall deliver the securities upon receipt of the total amount payable to the Portfolio upon such sale, provided that the total amount payable is the same as was set forth in the Oral Instructions or Written Instructions. Notwithstanding anything to the contrary in this Agreement, PFPC Trust may accept payment in such form as is consistent with standard industry practice and may deliver assets and arrange for payment in accordance with standard market practice.

      (l)   REPORTS; PROXY MATERIALS.

            (i)     PFPC Trust shall furnish to the Fund the following reports:

                    (A) such periodic and special reports as the Fund may reasonably request;

                  (B) a monthly statement summarizing all transactions and entries for the account of each Portfolio, listing each portfolio security belonging to each Portfolio (with the corresponding security identification number) held at the end of such month and stating the cash balance of each Portfolio at the end of such month;

                  (C) the reports required to be furnished to the Fund pursuant to Rule 17f-4 of the 1940 Act; and

                  (D) such other information as may be agreed upon from time to time between the Fund and PFPC Trust.

            (ii) PFPC Trust shall transmit promptly to the Fund any proxy statement, proxy material, notice of a call or conversion or similar communication received by it as custodian of the Property. PFPC Trust shall be under no other obligation to inform the Fund as to such actions or events. For clarification, upon termination of this Agreement PFPC Trust shall have no responsibility to transmit such material or to inform the Fund or any other person of such actions or events.

      (m) CREDITING OF ACCOUNTS. PFPC Trust may in its sole discretion credit an Account with respect to income, dividends, distributions, coupons, option premiums, other payments or similar items prior to PFPC Trust's actual receipt thereof, and in addition PFPC Trust may in its sole discretion credit or debit the assets in an Account on a contractual settlement date with respect to any sale, exchange or purchase applicable to the Account; provided that nothing herein or otherwise shall require PFPC Trust to make any advances or to credit any amounts until PFPC Trust's actual receipt thereof. If PFPC Trust credits an Account with respect to (a) income, dividends, distributions, coupons, option premiums, other payments or similar items on a contractual payment date or otherwise in advance of PFPC Trust's actual receipt of the amount due, (b) the proceeds of any sale or other disposition of assets on the contractual settlement date or otherwise in advance of PFPC Trust's actual receipt of the amount due or (c) provisional crediting of any amounts due, and (i) PFPC Trust is subsequently unable to collect full and final payment for the amounts so credited within a reasonable time period using reasonable efforts or (ii) pursuant to standard industry practice, law or regulation PFPC Trust is required to repay to a third party such amounts so credited, or if any Property has been incorrectly credited, PFPC Trust shall have the absolute right in its sole discretion without demand to reverse any such credit or payment, to debit or deduct the amount of such credit or payment from the Account, and to otherwise pursue recovery of any such amounts so credited from the Fund. The Fund hereby grants to PFPC Trust and to each sub-custodian utilized by PFPC Trust in connection with providing services to the Fund a first priority contractual possessory security interest in and a right of setoff against the assets maintained in an Account hereunder in the amount necessary to secure the return and payment to PFPC Trust and to each such sub-custodian of any advance or credit made by PFPC Trust and/or by such sub-custodian (including charges related thereto) to such Account. Notwithstanding anything in this Agreement to the contrary, PFPC Trust shall be entitled to assign any rights it has under this sub-section (m) to any sub-custodian utilized by PFPC Trust in connection with providing services to the Fund which sub-custodian makes any credits or advances with respect to the Fund.

      (n) COLLECTIONS. All collections of monies or other property in respect, or which are to become part, of the Property (but not the safekeeping thereof upon receipt by PFPC Trust) shall be at the sole risk of the Fund. If payment is not received by PFPC Trust within a reasonable time after proper demands have been made, PFPC Trust shall notify the Fund in writing, including copies of all demand letters, any written responses and memoranda of all oral responses and shall await instructions from the Fund. PFPC Trust shall not be obliged to take legal action for collection unless and until reasonably indemnified to its satisfaction. PFPC Trust shall also notify the Fund as soon as reasonably practicable whenever income due on securities is not collected in due course and shall provide the Fund with periodic status reports of such income collected after a reasonable time.

      (o) EXCESS CASH SWEEP. PFPC Trust will, consistent with applicable law, sweep any net excess cash balances daily into an investment vehicle or other instrument designated in Written Instructions, so long as the investment vehicle or instrument is acceptable to PFPC Trust, subject to a fee, paid to PFPC Trust for such service, to be agreed between the parties. Such investment vehicle or instrument may be offered by an affiliate of PFPC Trust or by a PFPC Trust client and PFPC Trust may receive compensation therefrom.

      (p) FOREIGN EXCHANGE. PFPC Trust and/or sub-custodians may enter into or arrange foreign exchange transactions (at such rates as they may consider appropriate) in order to facilitate transactions under this Agreement, and such entities and/or their affiliates may receive compensation in connection with such foreign exchange transactions.

15.   DURATION AND TERMINATION.

      (a) This Agreement shall be effective on the date first written above and unless terminated pursuant to its terms shall continue for a period of one (1) year (the "Initial Term"). Either party to this Agreement may terminate this Agreement at the conclusion of the Initial Term by providing the other party not less than ninety (90) days prior written notice of such termination. Following the conclusion of the Initial Term, either party to this Agreement may terminate this Agreement by providing the other party not less than ninety (90) days prior written notice of such termination (which notice shall not be provided prior to the conclusion of the Initial
            Term).

      (b) In the event the Fund gives notice of termination other than pursuant to Section 15(d) below, all reasonable expenses associated with movement of records and materials and conversion thereof to a successor custodian which are incurred by PFPC Trust will be paid to PFPC Trust by the Fund prior to any such conversion.

      (c) In the event PFPC Trust gives notice of termination other than pursuant to Section 15(d) below, all reasonable expenses associated with movement of records and materials and conversion thereof to a successor custodian which are incurred by the Fund will be paid to the Fund by PFPC Trust prior to any such conversion.

      (d) If for the thirty (30) days preceding the written notice referenced below in this sentence a party hereto is guilty of a material failure to perform its duties and obligations hereunder (a "Defaulting Party") the other party (the "Non-Defaulting Party") may give written notice thereof to the Defaulting Party, and if such material failure shall not have been remedied within sixty (60) days after such written notice is given, then the Non-Defaulting Party may terminate this Agreement by giving a written declaration of termination to the Defaulting Party. Termination by the Non-Defaulting Party shall not constitute a waiver by the Non-Defaulting Party of any other rights it might have under this Agreement or otherwise against the Defaulting Party.

      (e) In the event this Agreement is terminated (pending appointment of a successor to PFPC Trust or vote of the shareholders of the Fund to dissolve or to function without a custodian of its cash, securities or other property), PFPC Trust shall not deliver cash, securities or other property of the Portfolios to the Fund. It may deliver them to a bank or trust company of PFPC Trust's choice, having aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than twenty million dollars ($20,000,000), as a custodian for the Fund to be held under terms similar to those of this Agreement. PFPC Trust shall not be required to make any delivery or payment of assets upon termination until full payment shall have been made to PFPC Trust of all of its fees, compensation, costs, expenses and other amounts owing to it. PFPC Trust shall have a first priority contractual possessory security interest in and shall have a right of setoff against the Property as security for the payment of such fees, compensation, costs, expenses and other amounts owing to it.

16. NOTICES. Notices shall be addressed (a) if to PFPC Trust at 8800 Tinicum Boulevard, 4th Floor, Philadelphia, Pennsylvania 19153, Attention: Sam Sparhawk (or such other address as PFPC Trust may inform the Fund in writing); (b) if to the Fund at 4500 Bohannon Drive, Menlo Park, California 94025, Attention: President (or such other address as the Fund may inform PFPC Trust in writing); or (c) if to neither of the foregoing, at such other address as shall have been given by like notice to the sender of any such notice or other communication. If notice is sent by confirming electronic delivery, hand or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given five (5) days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

17. AMENDMENTS. This Agreement, or any term hereof, may be changed or waived only by a written amendment, which has been mutually consented to by the parties hereto.

18. ASSIGNMENT. Except as provided below, this Agreement may not be assigned by either party without the written consent of the other party. PFPC Trust may assign, at its own expense, this Agreement to any affiliate (as defined in the 1940 Act) of PFPC Trust or of The PNC Financial Services Group, Inc., provided that (i) PFPC Trust gives the Fund sixty (60) days' prior written notice of such assignment, (ii) the assignee agrees to comply with the relevant provisions of the 1940 Act, and (iii) PFPC Trust and such assignee promptly provide such information as the Fund may reasonably request, and respond to such questions as the Fund may reasonably ask, relative to the assignment (including, without limitation, the capabilities of the assignee).

19. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

20.   MISCELLANEOUS.

      (a) ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties.

      (b) NO REPRESENTATIONS OR WARRANTIES. Except as expressly provided in this Agreement, PFPC Trust hereby disclaims all representations and warranties, express or implied, made to the Fund or any other person, including, without limitation, any warranties regarding quality, suitability, merchantability, fitness for a particular purpose or otherwise (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to services provided under this Agreement. PFPC Trust disclaims any warranty of title or non-infringement except as otherwise set forth in this Agreement.

      (c) NO CHANGES THAT MATERIALLY AFFECT OBLIGATIONS. Notwithstanding anything in this Agreement to the contrary, the Fund agrees not to make any modifications to its registration statement or adopt any policies which would affect materially the obligations or responsibilities of PFPC Trust hereunder without the prior written approval of PFPC Trust, which approval shall not be unreasonably withheld or delayed.

      (d) CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

      (e)   INFORMATION.   The  Fund   will   provide   such   information   and
            documentation as PFPC Trust may reasonably request in connection with services provided by PFPC Trust to the Fund.

      (f) GOVERNING LAW. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

      (g) PARTIAL INVALIDITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

      (h) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      (i) FACSIMILE SIGNATURES. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

      (j) CUSTOMER IDENTIFICATION PROGRAM NOTICE. To help the U.S. government fight the funding of terrorism and money laundering activities, U.S. Federal law requires each financial institution to obtain, verify, and record certain information that identifies each person who initially opens an account with that financial institution on or after October 1, 2003. Consistent with this requirement, PFPC Trust may request (or may have already requested) the Fund's name, address and taxpayer identification number or other government-issued identification number, and, if such party is a natural person, that party's date of birth. PFPC Trust may also ask (and may have already asked) for additional identifying information, and PFPC Trust may take steps (and may have already taken steps) to verify the authenticity and accuracy of these data elements.

21. LIMITATIONS OF LIABILITY OF THE TRUSTEES AND SHAREHOLDERS. A copy of the Certificate of Trust of the Fund is on file with the Secretary of State of the State of Delaware, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Fund as Trustees, and not individually, and that the obligations of this instrument are not binding upon any of the Trustees or Fund shareholders individually.

22. INSURANCE. PFPC Trust shall maintain insurance of the types and in the amounts deemed by it to be appropriate. To the extent that policies of insurance may provide for coverage of claims for liability or indemnity by the parties set forth in this Agreement, the contracts of insurance shall take precedence, and no provisions of this Agreement shall be construed to relieve an insurer of any obligation to pay claims to PFPC Trust or other insured party which would otherwise be a covered claim in the absence of any provision of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                    PFPC TRUST COMPANY

                                    By:

                                    Title:

                                    E*TRADE FUNDS

                                    By:   /s/ Elizabeth Gottfried
                                       --------------------------------------

                                    Title:  President
                                          -----------------------------------


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